UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Rella Blvd, Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Definitive Material Agreements

Private Placement

On September 4, 2008, Advance Nanotech, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with selected institutional and accredited investors (the “Investors”) regarding the private placement of $1,146,000 principal amount of 8% Senior Secured Convertible Notes (the “Notes”). Each Investor who subscribed to the Notes received 50% warrant coverage at $0.30 per share as Common Stock Warrants (the “Warrants”). The private placement was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because the transaction complied with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933. Axiom Capital Management Inc. (“Axiom”) acted as placement agent in connection with the private placement.

The Notes mature in September 2011 and are convertible into shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”), at a price of $0.25 per share. The Notes constitute senior indebtedness of the Company and provide that no other indebtedness of the Company (excluding an additional $3,000,000 in debt, certain credit facility lines and trade payables incurred in the ordinary course of business) shall be incurred without the consent of the note holders. The Warrants are exercisable into shares of Common Stock until September 2013 at a price of $0.30 per share. The Notes and the Warrants each have anti-dilution provisions that provide for conversion or exercise price adjustments under certain circumstances.

The obligations outstanding under the Notes are secured by all of the Company’s intellectual property, books and records and proceeds of the sale of its intellectual property owned directly by the Company, as well as all of its equity interests in its subsidiaries pursuant to that certain Security Agreement, dated December 19, 2007, between the Company and Axiom and the Collateral Agent Agreement, dated December 19, 2007, among the Company, Axiom and each of the investors named therein, copies of which were filed as Exhibits 10.16 and 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and are incorporated herein by reference.

The Subscription Agreements require the Company to register the shares of Common Stock to be issued upon conversion of the Notes sold to the investors pursuant to the Subscription Agreements and exercise of the Warrants and to use its commercially reasonable efforts to maintain the effectiveness of such registration until the earlier of (a) the date that all of such Common Stock has been sold by the Investors, or (b) the date that the Common Stock may be sold without volume restrictions under Rule 144.

The foregoing descriptions of the Subscription Agreement, Notes and Warrants are qualified in their entirety by the executed documents, forms of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Exchange Agreement Amendment

On September 4, 2008, the parties to the Exchange Agreement, dated December 19, 2007, as reported on the Company’s Form 8-K filed on December 27, 2007, entered into Exchange Agreement Amendment No. 2 pursuant to which certain conditions precedent set forth in the original agreement were waived.

The foregoing description of Exchange Agreement Amendment No. 2 is qualified in its entirety by the executed document, a copy of which is attached hereto as Exhibit 10.4.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report regarding the issuance of the Notes is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this report regarding the issuance of Common Stock in the private placement is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officers

Effective as of September 4, 2008, Brett Bader was elected the Chief Executive Officer of the Company in connection with the closing of the Exchange Agreement. Mr. Bader, 42, joined the Company’s majority-owned subsidiary, Owlstone Nanotech, Inc., in April 2006 as its Chief Executive Officer. For 16 years prior to joining Owlstone Nanotech, Inc., Mr. Bader has held several senior leadership positions with leading manufacturers of security screening sensors, including EG&G Astrophysics, Heimann Systems and Smiths Detection. Mr. Bader worked for Smiths Detection / Heimann Systems as General Manager and Vice President of Smiths Detection, The Americas from 2004-2005; as General Manager and Vice President, Smiths Detection, Civil Business from 2002-2004; and as General Manager, Heimann Systems, Security Inspections Division from 1999-2002.

Effective as of September 4, 2008, Lee J. Cole resigned as acting Principal Executive Officer in connection with Mr. Bader’s election as Chief Executive Officer of the Company.

Employment Agreement

In connection with his election as Chief Executive Officer, Mr. Bader and the Company entered into a twenty month Employment Agreement, dated September 4, 2008, pursuant to which his base salary is $250,000 per annum. Mr. Bader is entitled according to his employment agreement and the Exchange Agreement to receive options for 2,017,578 shares of Common Stock, at an exercise price of $0.25 and a vesting schedule in accordance with the 2008 Equity Incentive Plan. Mr. Bader is also entitled according to his employment agreement and Exchange Agreement to receive 1,700,000 shares of restricted Common Stock which vest according to a vesting schedule not in excess of two years and to be approved by the Board of Directors in accordance with the 2008 Equity Incentive Plan. The employment agreement contains a provision prohibiting Mr. Bader from competing with the Company for a period of at least one year after his employment is terminated. Mr. Bader’s employment agreement includes a one year severance if terminated except for cause

The foregoing description of Mr. Bader’s employment agreement is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Directors

Effective as of September 4, 2008, Messrs. John Buttles, Andrew J. Cosentino, Peter Gammel and Joseph Zappulla were elected directors of the Company effective with the closing of the Exchange Agreement. Mr. Buttles was appointed to the Company’s Audit Committee; Mr. Gammel was appointed to the Company’s Governance Committee (as chairman); and Mr. Zappulla was appointed to the Company’s Compensation Committee and Audit Committee (as chairman). Mr. Cosentino was appointed as the Chairman of the Board of Directors.

Each of the foregoing directors is party to a Director Compensation and Confidential Information Agreement dated September 4, 2008, pursuant to which each director will receive annual compensation of $20,000; each chairman of the Audit, Governance and Compensation Committees will receive annual compensation of $25,000; each will receive full reimbursement for all travel expenses to attend board meetings; and on the first board meeting attended, each new director will receive a one-time grant of 100,000 shares of Common Stock according to the terms and conditions of the Company’s 2008 Equity Incentive Plan.

Mr. Zappulla is the President and Chief Executive Officer of Grannus Financial Advisors, Inc. (“Grannus”). Grannus and the Company are party to a contract through which Grannus provides consulting and investor relations services to the Company. The contract term started on October 22, 2007 and terminates on October 15, 2008 unless terminated by either party with 30 days notice. The contract originally called for a monthly advisory fee of $15,000 which was reduced to $8,333 in September 2008. In addition, the contract calls for a one time quick-start fee of $125,000 worth of shares in the Company’s common stock. Grannus agreed to capitalize $162,500 of their accrued advisory fees into the current private placement that closed on September 4, 2008. In addition to the capitalized accrued advisory fees, the Company paid $218,956 in cash and has an outstanding balance owed of $45,834 in advisory fees to Grannus during the term of the engagement.

The foregoing description of the Director Compensation and Confidential Information Agreement is qualified in its entirety by the actual form of agreement, a form of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 8.01. Other Events

A copy of the Company’s press release announcing the election of new directors in Item 5.02 is attached hereto as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included as part of this report:

(d) Exhibits.

No.	Description
10.1	Form of Subscription Agreement, dated September 4, 2008, between the Company and the subscribers thereto.
10.2	Form of Senior Secured Convertible Note.
10.3	Form of Common Stock Purchase Warrant.
10.4	Exchange Agreement Amendment No. 2, dated September 4, 2008, between the Company and the other parties thereto.
10.5	Employment Agreement, dated September 4, 2008, between the Company and Brett Bader.
10.6	Form of Director Compensation and Confidential Information Agreement.
99.1	Press release dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name:	Thomas P. Finn
Title:	Chief Financial Officer & Secretary
Dated: September 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated September 4, 2008, between the Company and the subscribers thereto.
10.2	Form of Senior Secured Convertible Note.
10.3	Form of Common Stock Purchase Warrant.
10.4	Exchange Agreement Amendment No. 2, dated September 4, 2008, between the Company and the other parties thereto.
10.5	Employment Agreement, dated September 4, 2008, between the Company and Brett Bader.
10.6	Form of Director Compensation and Confidential Information Agreement.
99.1	Press release dated September 9, 2008.